Exhibit 99.1
Neurocrine Biosciences Reports First-Quarter 2026
Financial Results
Total First-Quarter 2026 Net Product Sales of $811.0 Million,
An Increase of 44% Year-Over-Year
Announced Definitive Agreement to Acquire Soleno Therapeutics, Including VYKATTM XR (diazoxide choline) for the Treatment of Hyperphagia in Prader-Willi Syndrome Expected to Close in Q2 2026
Initiated Phase 2 Clinical Study of NBI-1117570, a Dual M1 / M4 Selective Agonist, in Adults with Schizophrenia
Reaffirmed 2026 Full-Year INGREZZA® (valbenazine) Net Sales Guidance of $2.7 - $2.8 Billion
SAN DIEGO, May 5, 2026 – Neurocrine Biosciences, Inc. (Nasdaq: NBIX) today announced its financial results for the first quarter ended March 31, 2026.
“Neurocrine’s strong first-quarter performance reflects continued momentum across our commercial portfolio, as we advance our growth strategy and diversify across therapeutic areas,” said Kyle W. Gano, Ph.D., Chief Executive Officer of Neurocrine Biosciences. “We delivered $811 million in net product sales, representing 44% year-over-year growth, driven by continued strong demand for INGREZZA and CRENESSITY® (crinecerfont). Our recently announced agreement to acquire Soleno Therapeutics further underscores our commitment to address conditions with significant unmet need and accelerate revenue growth. With multiple first-in-class commercial medicines and the deepest pipeline in our history, Neurocrine is well-positioned to deliver transformative therapies for patients and drive sustained growth.”
Net Product Sales Highlights
•Total first-quarter 2026 net product sales were $811.0 million, representing 44% growth year-over-year.
•INGREZZA first-quarter 2026 net product sales were $656.9 million, representing 20% growth year-over-year. Results reflected double-digit prescription volume growth in TRx and record NRx driven by strong patient demand, partially offset by a lower net price compared to the first quarter of 2025.
•CRENESSITY first-quarter 2026 net product sales were $153.3 million, driven by strong patient demand with approximately 80% reimbursement for dispensed prescriptions in the first quarter 2026.
•Total revenues for the first quarter of 2026 were $814.5 million, compared with $572.6 million in the prior-year period, a 42% increase.
Recent Clinical and Corporate Developments
•Entered into a definitive agreement to acquire Soleno Therapeutics for $53.00 per share in cash, representing a total transaction equity value of $2.9 billion. The addition of VYKAT™ XR (diazoxide choline), a first-in-class therapy to treat hyperphagia in Prader-Willi syndrome (PWS), is expected to expand Neurocrine's portfolio of innovative medicines and strengthen its leadership position in endocrinology and rare disease. The acquisition is anticipated to close in the second quarter of 2026.
•Initiated and dosed the first patients in a Phase 2 clinical study of NBI-1117570, a dual M1/M4 selective agonist in adults with schizophrenia.

•Initiated Phase 1 first-in-human clinical study evaluating the safety and tolerability of NBIP-’2118 in adult participants. NBIP-’2118 is an investigational corticotropin-releasing factor 2 receptor (CRF2) peptide agonist and a potential first-in-class therapy for obesity.
•Presented new real-world evidence demonstrating that adult patients with tardive dyskinesia receiving INGREZZA® (valbenazine) capsules showed higher treatment persistence compared to those on AUSTEDO XR (deutetrabenazine). The findings were presented at the Academy of Managed Care Pharmacy 2026 Annual Meeting in Nashville.
•Presented the first expert consensus recommendations focused on screening, diagnosis and treatment of tardive dyskinesia among older adults in long-term care settings. The recommendations address persistent gaps in recognizing and managing tardive dyskinesia in this higher-risk population. Findings were presented at the Society for Post-Acute and Long-Term Care Medical Association (PALTmed) PALTC26 Annual Conference in Anaheim, CA.
•Presented new two-year CRENESSITY data demonstrating durable hormonal control, reduced glucocorticoid exposure and meaningful clinical improvements in pediatric patients with classic congenital adrenal hyperplasia. The findings were presented at the Pediatric Endocrine Society 2026 Annual Meeting in San Francisco.
•Promoted Andrew Ratz, Ph.D., to the executive management team as the Chief Technical Operations Officer. In his new role, Dr. Ratz will lead the company's global technical development, manufacturing, and supply chain functions, supporting Neurocrine's expansion beyond small molecules into biologics and device-based therapies.

First-Quarter 2026 Financial Results

	Three Months Ended March 31,
(unaudited, in millions, except per share data)	2026	2025
Revenues:
INGREZZA Net Product Sales	$656.9	$545.2
CRENESSITY Net Product Sales	153.3	14.5
Other Revenues	4.3	12.9
Total Revenues	$814.5	$572.6

GAAP Research and Development (R&D)	$296.2	$263.2
Non-GAAP R&D	$272.0	$240.2

GAAP Selling, General, and Administrative (SG&A)	$318.5	$276.5
Non-GAAP SG&A	$281.2	$245.3

GAAP Operating Income	$193.4	$23.6
Non-GAAP Operating Income	$226.4	$78.8

GAAP Net Income	$197.9	$7.9
GAAP Earnings Per Share – Diluted	$1.91	$0.08

Non-GAAP Net Income	$200.5	$71.5
Non-GAAP Earnings Per Share – Diluted	$1.94	$0.70

(unaudited, in millions)	March 31, 2026	December 31, 2025
Total Cash, Cash Equivalents, and Marketable Securities	$2,647.2	$2,543.4
•Differences in first-quarter 2026 GAAP and Non-GAAP operating expenses compared with first-quarter 2025 were driven by:
◦Increased R&D expense in support of an expanded and advancing pre-clinical and clinical portfolio including investments in osavampator Phase 3 program in major depressive disorder (MDD) and muscarinic franchise, including the direclidine Phase 3 program as a potential treatment for adults with schizophrenia. Development milestone expense included in R&D was $22.6 million and $45.4 million for the first quarter 2026 and 2025.
◦Increased SG&A expense primarily reflected continued investment in our commercial organization, including the expansion of our INGREZZA and CRENESSITY sales teams in the first quarter of 2026.
◦Increased acquired in-process research and development (IPR&D) expense associated with upfront payments for early-stage development candidates license agreements
•First-quarter 2026 GAAP net income and earnings per share were $197.9 million and $1.91, respectively, compared with $7.9 million and $0.08, respectively, for first-quarter 2025.

•First-quarter 2026 Non-GAAP net income and earnings per share were $200.5 million and $1.94, respectively, compared with $71.5 million and $0.70, respectively, for first-quarter 2025.
•Differences in first-quarter 2026 GAAP and Non-GAAP net income compared with first-quarter 2025 were primarily driven by:
◦Higher net product sales of $247.3 million
◦Increased operating expenses in support of expanding and advancing R&D portfolio, continued investment in our commercial organization, including the expansion of our INGREZZA and CRENESSITY sales teams.
◦First quarter 2026 includes:
▪$21.2 million of IPR&D expense associated with upfront payments for early-stage development candidates license agreements
▪$22.6 million of development milestone included in R&D expense, compared with $45.4 million for first quarter 2025
▪A $25.3 million gain from changes in fair values of equity investments compared with a $30.6 million loss for first quarter 2025 (Non-GAAP adjustment)
▪A $28.6 million pre-tax gain, net of transaction costs, related to the sale of Neurocrine Group Limited in January 2026 (Non-GAAP adjustment)
•At March 31, 2026, the Company had cash, cash equivalents, and marketable securities totaling approximately $2.65 billion.
A reconciliation of GAAP to Non-GAAP financial results can be found in Table 3 and Table 4 at the end of this news release.

Reaffirmed Full-Year 2026 Financial Guidance

	Range
(in millions)	Low	High
INGREZZA Net Product Sales [1]	$2,700	$2,800

GAAP R&D Expense [2]	$1,200	$1,250
Non-GAAP R&D Expense [2,3]	$1,110	$1,160

GAAP and Non-GAAP IPR&D [4]	$20	$20

GAAP SG&A Expense [5]	$1,375	$1,400
Non-GAAP SG&A Expense [3,5]	$1,240	$1,265

Full-Year 2026 financial guidance excludes any post-close expenses from the announced acquisition of Soleno Therapeutics, anticipated to close in Q2 2026.
1.INGREZZA sales guidance reflects expected net product sales of INGREZZA in tardive dyskinesia and chorea associated with Huntington’s disease.
2.R&D guidance reflects the continued advancement of the Company’s pre-clinical and clinical portfolio including the Phase 3 programs for osavampator in MDD and direclidine in schizophrenia, and includes approximately $25 million of expense for development milestones related to our in-licensed product candidates. Development milestones are included in R&D guidance once achieved or deemed probable to achieve.
3.Non-GAAP guidance adjusted to exclude estimated non-cash stock-based compensation expense of approximately $90 million in R&D and $125 million in SG&A, divestiture-related expenses and vacated legacy campus facility costs. Non-cash stock-based compensation expense for performance-based equity awards is included in guidance once the predefined performance-based criteria for vesting is achieved or deemed probable to achieve.
4.IPR&D guidance represents completed collaboration and licensing arrangements.
5.SG&A guidance range reflects expense for ongoing commercial initiatives supporting INGREZZA growth and the launch of CRENESSITY including expansion of sales teams.
Conference Call and Webcast Today at 4:30 PM Eastern Time
Neurocrine Biosciences will hold a live conference call and webcast today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Participants can access the live conference call by dialing 800-274-8461 (US) or 203-518-9814 (International) using the conference ID: NBIX. The webcast and accompanying slides can also be accessed at approximately 4:30 p.m. Eastern Time on Neurocrine Biosciences’ website under Investors at www.neurocrine.com. A replay of the webcast will be available on the website approximately one hour after the conclusion of the event and will be archived for approximately one month.

About Neurocrine Biosciences
Neurocrine Biosciences is a leading biopharmaceutical company with a simple purpose: to relieve suffering for people with great needs. We are dedicated to discovering, developing and commercializing life-changing treatments for patients with under-addressed neuropsychiatric, neurological, psychiatric, endocrine and immunological disorders. The company’s diverse portfolio includes U.S. FDA-approved treatments for tardive dyskinesia, chorea associated with Huntington’s disease, classic congenital adrenal hyperplasia, endometriosis* and uterine fibroids*, as well as a robust pipeline including multiple compounds in mid- to late-phase clinical development across our core therapeutic areas. For three decades, we have applied our unique insight into neuroscience and the interconnections between brain and body systems to treat complex conditions. We relentlessly pursue medicines to ease the burden of debilitating diseases and disorders, because you deserve brave science. For more information, visit neurocrine.com, and follow the company on LinkedIn, X, Facebook and YouTube. (*in collaboration with AbbVie)
NEUROCRINE, the NEUROCRINE BIOSCIENCES Logo, YOU DESERVE BRAVE SCIENCE, INGREZZA, and CRENESSITY are registered trademarks of Neurocrine Biosciences, Inc.
Non-GAAP Financial Measures
In addition to the financial results and financial guidance that are provided in accordance with accounting principles generally accepted in the United States (GAAP), this press release also contains the following Non-GAAP financial measures: Non-GAAP R&D expense, Non-GAAP SG&A expense, Non-GAAP operating income, Non-GAAP net income and net income per share. When preparing the Non-GAAP financial results and guidance, the Company excludes certain GAAP items that management does not consider to be normal, including recurring cash operating expenses that might not meet the definition of unusual or non-recurring items. In particular, these Non-GAAP financial measures exclude: non-cash stock-based compensation expense, vacated legacy campus facility costs, net of sublease income, non-cash amortization expense related to acquired intangible assets, changes in fair value of equity investments, transaction and divestiture-related gains and/or expenses, changes in foreign currency exchange rates and certain adjustments to income tax expense. These Non-GAAP financial measures are provided as a complement to results provided in accordance with GAAP as management believes these Non-GAAP financial measures help indicate underlying trends in the Company's business, are important in comparing current results with prior period results and provide additional information regarding the Company's financial position. Management also uses these Non-GAAP financial measures to establish budgets and operational goals that are communicated internally and externally and to manage the Company's business and evaluate its performance. The Company provides guidance regarding combined R&D and SG&A expenses on both a GAAP and a Non-GAAP basis. A reconciliation of these GAAP financial results to Non-GAAP financial results is included in the attached financial information.

Forward-Looking Statements
In addition to historical facts, this press release contains forward-looking statements that involve a number of risks and uncertainties. These statements include, but are not limited to, statements related to: our business strategy, objectives, and future development plans; the benefits to be derived from our products and product candidates; the value our products and/or our product candidates may bring to patients; the continued success of INGREZZA; successfully launching and commercializing CRENESSITY; our financial and operating performance, including our future revenues, expenses, or profits; our plans to acquire Soleno Therapeutics, including the anticipated timing and prospective benefits of the proposed acquisition, and our strategy, plans, objectives, expectations (financial or otherwise) and intentions with respect to our future financial results, growth potential and anticipated product portfolio in connection with the proposed acquisition; our collaborative partnerships; clinical and scientific data updates for our products and product candidates, including observations regarding clinical outcomes, safety, and tolerability; expected future clinical and regulatory milestones; and the timing of the initiation and/or completion of our clinical, regulatory, and other development activities and those of our collaboration partners. Factors that could cause actual results to differ materially from those stated or implied in the forward-looking statements, include but are not limited to the following: risks and uncertainties associated with Neurocrine Biosciences’ business and finances in general; risks and uncertainties associated with the commercialization of INGREZZA and CRENESSITY; risks related to our ability to complete the proposed acquisition of Soleno Therapeutics on the proposed terms or on the proposed timeline, the possibility that competing offers or acquisition proposals will be made, the possibility that the transaction does not close, our ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period and that we will not be able to integrate Soleno Therapeutics’ business successfully or that such integration may be more difficult, time-consuming or costly than expected, and the degree and pace of market uptake of Soleno Therapeutics’ commercial product, VYKATTM XR (diazoxide choline); risks related to the development of our product candidates; risks associated with our dependence on third parties for development, manufacturing, and commercialization activities for our products and product candidates, and our ability to manage these third parties; risks that the FDA or other regulatory authorities may make adverse decisions regarding our products or product candidates; risks that development activities may not be initiated or completed on time or at all, or may be delayed for regulatory, manufacturing, or other reasons, may not be successful or replicate previous clinical trial results, may fail to demonstrate that our product candidates are safe and effective, or may not be predictive of real-world results or of results in subsequent clinical trials; risks that the potential benefits of the agreements with our collaboration partners may never be realized; risks that our products, and/or our product candidates may be precluded from commercialization by the proprietary or regulatory rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; risks associated with government and third-party regulatory and/or policy efforts which may, among other things, impose sales and pharmaceutical pricing controls on our products or limit coverage and/or reimbursement for our products; risks associated with competition from other therapies or products, including potential generic entrants for our products; risks associated with our ability to manage the growth of our organization; and other risks described in our periodic reports filed with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. Neurocrine Biosciences disclaims any obligation to update the statements contained in this press release after the date hereof other than as required by law.

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Contact: Neurocrine Biosciences, Inc.
Tony Jewell (Media)
858-617-7578
media@neurocrine.com
Todd Tushla (Investors)
858-617-7143
ir@neurocrine.com

TABLE 1
NEUROCRINE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2026	2025
Revenues:
Net product sales	$811.0	$563.7
Collaboration revenues	3.5	8.9
Total revenues	814.5	572.6
Operating expenses:
Cost of revenues	13.8	9.2
Research and development	296.2	263.2
Acquired in-process research and development	21.2	0.1
Selling, general, and administrative	318.5	276.5
Gain on sale of business, net of transaction costs	(28.6)	—
Total operating expenses	621.1	549.0
Operating income	193.4	23.6
Other income (expense):
Unrealized gain (loss) on equity investments	25.3	(30.6)
Investment income and other, net	28.1	21.7
Total other income (expense), net	53.4	(8.9)
Income before provision for income taxes	246.8	14.7
Provision for income taxes	48.9	6.8
Net income	$197.9	$7.9

Earnings per share, basic	$1.97	$0.08
Earnings per share, diluted	$1.91	$0.08

Weighted average common shares outstanding, basic	100.5	99.7
Weighted average common shares outstanding, diluted	103.4	102.5

TABLE 2
NEUROCRINE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(in millions)	March 31, 2026	December 31, 2025
Cash, cash equivalents, and marketable securities	$1,316.2	$1,480.4
Other current assets	1,119.9	1,042.3
Total current assets	2,436.1	2,522.7
Deferred tax assets	381.4	320.3
Marketable securities	1,331.0	1,063.0
Right-of-use assets	447.1	455.4
Equity investments	146.1	120.8
Property and equipment, net	90.9	89.8
Other noncurrent assets	73.6	59.5
Total assets	$4,906.2	$4,631.5

Current liabilities	$831.7	$743.4
Noncurrent operating lease liabilities	406.2	415.3
Other noncurrent liabilities	260.9	219.7
Stockholders’ equity	3,407.4	3,253.1
Total liabilities and stockholders’ equity	$4,906.2	$4,631.5

TABLE 3
NEUROCRINE BIOSCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(unaudited)

	Three Months Ended March 31,
(in millions)	2026	2025
GAAP operating income [1]	$193.4	$23.6
Adjustments:
Stock-based compensation expense - R&D	24.2	23.0
Stock-based compensation expense - SG&A	33.0	29.8
Gain on sale of business, net of transaction costs [2]	(28.6)	—
Amortization of acquired intangible assets	0.1	1.0
Other [3]	4.3	1.4
Non-GAAP operating income [1]	$226.4	$78.8

	Three Months Ended March 31,
(in millions, except per share data)	2026	2025
GAAP net income [1]	$197.9	$7.9
Adjustments:
Stock-based compensation expense - R&D	24.2	23.0
Stock-based compensation expense - SG&A	33.0	29.8
Amortization of acquired intangible assets	0.1	1.0
Changes in fair values of equity investments [4]	(25.3)	30.6
Gain on sale of business, net of transaction costs [2]	(28.6)	—
Other [3]	4.3	1.4
Income tax effect related to reconciling items [5]	(5.1)	(22.2)
Non-GAAP net income [1]	$200.5	$71.5

Diluted earnings per share:
GAAP	$1.91	$0.08
Non-GAAP	$1.94	$0.70
1. Includes the following expenses:

	Three Months Ended March 31,
(in millions)	2026	2025
Milestones (R&D)	$22.6	$45.4
Acquired in-process research and development (IPR&D)	$21.2	$0.1
2. Reflects a pre-tax gain, net of transaction costs, recognized on the sale of Neurocrine Group Limited in January 2026.
3. Primarily reflects transaction and divestiture-related expenses and other costs associated with our vacated legacy campus facilities, net of sublease income.
4. Reflects periodic fluctuations in the fair values of equity investments.
5. Estimated income tax effect of Non-GAAP reconciling items are calculated using applicable statutory tax rates, taking into consideration any valuation allowance. In addition, Non-GAAP tax expense may also be effected by certain non-recurring, non-operating, or discrete tax items.

TABLE 4
NEUROCRINE BIOSCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES
(unaudited)

	Three Months Ended March 31,
(in millions)	2026	2025
GAAP cost of revenues	$13.8	$9.2
Adjustments:
Amortization of acquired intangible assets	0.1	1.0
Non-GAAP cost of revenues	$13.7	$8.2

	Three Months Ended March 31,
(in millions)	2026	2025
GAAP R&D	$296.2	$263.2
Adjustments:
Stock-based compensation expense	24.2	23.0
Non-GAAP R&D	$272.0	$240.2

	Three Months Ended March 31,
(in millions)	2026	2025
GAAP SG&A	$318.5	$276.5
Adjustments:
Stock-based compensation expense	33.0	29.8
Other	4.3	1.4
Non-GAAP SG&A	$281.2	$245.3

	Three Months Ended March 31,
(in millions)	2026	2025
GAAP other income (expense), net	$53.4	$(8.9)
Adjustments:
Changes in fair values of equity investments	(25.3)	30.6
Non-GAAP other income, net	$28.1	$21.7